Exhibit 19.2


                                Ford Motor Credit Company
                           Ford Credit Auto Owner Trust 1999-B
                                Monthly Servicing Report

       Collection Period                                          October, 1999
       Distribution Date                                               11/15/99

                                                                  Dollar Amount
       Total Portfolio                                      $  3,300,007,013.35
       Total Securities                                        3,211,800,000.00
       Class A-1 Notes                                           476,000,000.00
       Class A-2 Notes                                           350,000,000.00
       Class A-3 Notes                                         1,039,000,000.00
       Class A-4 Notes                                           610,650,000.00
       Class A-5 Notes                                           250,000,000.00
       Class A-6 Notes                                           250,000,000.00
       Class B Notes                                             110,200,000.00
       Class C Certificates                                       62,975,000.00
       Class D Certificates                                       62,975,000.00

       I. COLLECTIONS
       Interest:
       Simple Interest Receivables Interest
            Interest Collections                            $     13,340,342.48
            Repurchased Loan Proceeds Related to Interest             17,607.95
                 Total Simple Interest Receivables Interest       13,357,950.43
       Pre Computed Receivables Interest Collections                 505,268.75
                 Total Interest Collections                       13,863,219.18

       Servicer Advances:
            Simple Interest Servicer Advances               $      2,584,699.85
            Precomputed Servicer Advances - Principal                181,089.06
            Precomputed Servicer Advances - Interest                  31,152.97
                 Total Servicer Advances                           2,796,941.88

       Principal:
       Simple Interest Receivables Principal
            Principal Collections                           $     61,918,365.15
            Prepayments in Full                                   34,070,997.13
            Repurchased Loan Proceeds Related to Principal         1,085,166.62
            Other Refunds Related to Principal                        15,046.44
                 Total Simple Interest Receivables Principal 97,089,575.34 Pre Computed Receivables Principal
            Principal Collections                           $      3,179,940.39
            Prepayments in Full                                    1,436,064.84
            Prepayments in Full Due to Administrative Repurchases     38,177.54
            Payahead Draws                                           203,661.16
                 Total Pre Computed Receivables Principal          4,857,843.93
       Liquidation Proceeds                                          531,784.74
       Recoveries from Prior Month Charge-Offs                         3,019.38
                 Total Principal Collections                     102,482,223.39
       Principal Losses for Collection Period                      1,163,976.53
                 Total Regular Principal Reduction               103,292,484.86

       Total Collections                                    $    119,142,384.45

                                                                         Amount
                                                                     Per $1,000
                                                                    of Original
       II. DISTRIBUTIONS                                     Amount   Principal






       Total Collections                           $ 119,142,384.45  $    37.10
       Reserve Account Release                                 0.00        0.00
       Reserve Account Draw                                    0.00        0.00
       Total Available for Distribution              119,142,384.45       37.10

       Servicing Fee:
       Servicing Fee Due                           $   2,291,219.51  $     0.71
       Servicing Fee Paid                              2,291,219.51        0.71
       Servicing Fee Shortfall                                 0.00        0.00

       Interest:
       Class A-1 Notes Monthly Interest
            Class A-1 Notes Monthly Interest Due   $           0.00  $     0.00
            Class A-1 Notes Monthly Interest Paid              0.00        0.00
            Class A-1 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-1 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-1 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-2 Notes Monthly Interest
            Class A-2 Notes Monthly Interest Due   $   1,152,458.78  $     3.29
            Class A-2 Notes Monthly Interest Paid      1,152,458.78        3.29
            Class A-2 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-2 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-2 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-3 Notes Monthly Interest
            Class A-3 Notes Monthly Interest Due   $   4,736,108.33  $     4.56
            Class A-3 Notes Monthly Interest Paid      4,736,108.33        4.56
            Class A-3 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-3 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-3 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-4 Notes Monthly Interest
            Class A-4 Notes Monthly Interest Due   $   2,951,475.00  $     4.83
            Class A-4 Notes Monthly Interest Paid      2,951,475.00        4.83
            Class A-4 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-4 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-4 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-5 Notes Monthly Interest
            Class A-5 Notes Monthly Interest Due   $   1,231,250.00  $     4.93
            Class A-5 Notes Monthly Interest Paid      1,231,250.00        4.93
            Class A-5 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-5 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-5 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-6 Notes Monthly Interest
            Class A-6 Notes Monthly Interest Due   $   1,247,916.67  $     4.99
            Class A-6 Notes Monthly Interest Paid      1,247,916.67        4.99
            Class A-6 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-6 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-6 Notes Int. Carryover Shortfall    0.00        0.00

       Class B Notes Monthly Interest
            Class B Notes Monthly Interest Due     $     565,693.33  $     5.13
            Class B Notes Monthly Interest Paid          565,693.33        5.13
            Class B Notes Monthly Interest Shortfall           0.00        0.00
            Class B Notes Interest Carryover Shortfall         0.00        0.00
            Chg in Class B Notes Int. Carryover Shortfall      0.00        0.00







       Total Note Monthly Interest
            Total Note Monthly Interest Due        $  11,884,902.11  $     3.85
            Total Note Monthly Interest Paid          11,884,902.11        3.85
            Total Note Monthly Interest Shortfall              0.00        0.00
            Total Note Interest Carryover Shortfall            0.00        0.00
            Chg in Total Note Int. Carryover Shortfall         0.00        0.00

       Class C Certificates Monthly Interest
            Class C Cert. Monthly Interest Due     $     348,986.46  $     5.54
            Class C Cert. Monthly Interest Paid          348,986.46        5.54
            Class C Cert. Monthly Interest Shortfall           0.00        0.00
            Class C Cert. Interest Carryover Shortfall         0.00        0.00
            Chg in Class C Cert. Int. Carryover Shortfall      0.00        0.00

       Class D Certificates Monthly Interest
            Class D Cert. Monthly Interest Due     $     419,833.33  $     6.67
            Class D Cert. Monthly Interest Paid          419,833.33        6.67
            Class D Cert. Monthly Interest Shortfall           0.00        0.00
            Class D Cert. Interest Carryover Shortfall         0.00        0.00
            Chg in Class D Cert. Int. Carryover Shortfall      0.00        0.00

       Total Note and Certificate Monthly Interest
            Total Note and Cert. Mthly Int. Due    $  12,653,721.90  $     3.94
            Total Note and Cert. Mthly Int. Paid      12,653,721.90        3.94
            Total Note and Cert. Mthly Int. Shortfall          0.00        0.00
            Total Note and Cert. Int. Carryover Shortfall      0.00        0.00
            Change in Total Note and Certificate Interest
                 Carryover Shortfall               $           0.00  $     0.00

       Total Available for Principal Distribution  $ 104,197,443.04

       Principal:
       Principal Distribution Amounts
            First Priority Distribution Amount     $           0.00  $     0.00
            Second Priority Distribution Amount                0.00        0.00
            Regular Principal Distribution Amount    261,701,061.01       81.48
                 Principal Distribution Amount       261,701,061.01       81.48

       Principal Distribution Amounts Paid
            Class A-1 Notes Monthly Principal Paid $           0.00  $     0.00
            Class A-2 Notes Monthly Principal Paid   104,197,443.04      297.71
            Class A-3 Notes Monthly Principal Paid             0.00        0.00
            Class A-4 Notes Monthly Principal Paid             0.00        0.00
            Class A-5 Notes Monthly Principal Paid             0.00        0.00
            Class A-6 Notes Monthly Principal Paid             0.00        0.00
            Class B Notes Monthly Principal Paid               0.00        0.00
                 Total Note Principal Paid           104,197,443.04       33.77

            Class C Cert. Monthly Principal Paid   $           0.00  $     0.00
            Class D Cert. Monthly Principal Paid               0.00        0.00
                 Total Monthly Principal Paid        104,197,443.04       32.44

       Collections Released to Servicer            $           0.00

       Total Available for Distribution            $ 119,142,384.45
       Total Distributions (incl. Servicing Fee)   $ 119,142,384.45

       III. POOL BALANCE AND PORTFOLIO INFORMATION
       Balances and Pool Factors:                  Beginning             Ending
            Aggregate Balance of Notes   $  2,521,551,061.01 $ 2,417,353,617.97






            Note Pool Factor                       0.8171334          0.7833672
            Class A-1 Notes Balance                     0.00               0.00
            Class A-1 Notes Pool Factor            0.0000000          0.0000000
            Class A-2 Notes Balance           261,701,061.01     157,503,617.97
            Class A-2 Notes Pool Factor            0.7477173          0.4500103
            Class A-3 Notes Balance         1,039,000,000.00   1,039,000,000.00
            Class A-3 Notes Pool Factor            1.0000000          1.0000000
            Class A-4 Notes Balance           610,650,000.00     610,650,000.00
            Class A-4 Notes Pool Factor            1.0000000          1.0000000
            Class A-5 Notes Balance           250,000,000.00     250,000,000.00
            Class A-5 Notes Pool Factor            1.0000000          1.0000000
            Class A-6 Notes Balance           250,000,000.00     250,000,000.00
            Class A-6 Notes Pool Factor            1.0000000          1.0000000
            Class B Notes Balance             110,200,000.00     110,200,000.00
            Class B Notes Pool Factor              1.0000000          1.0000000
            Class C Certificates Balance       62,975,000.00      62,975,000.00
            Class C Certificates Pool Factor       1.0000000          1.0000000
            Class D Certificates Balance       62,975,000.00      62,975,000.00
            Class D Certificates Pool Factor       1.0000000          1.0000000
            Total Note and Cert. Balance    2,647,501,061.01   2,543,303,617.97
       Portfolio Information:
            Wtd Average Coupon (WAC)                    7.17%              7.17%
            Wtd Average Remaining Maturity (WAM)       40.20              39.31
            Remaining Number of Receivables          226,909            223,056
            Portfolio Receivable Balance $  2,749,463,410.88 $ 2,646,170,926.02

       IV. OVERCOLLATERALIZATION INFORMATION
       Specified Overcollateralization Amount               $      9,961,674.19
       Specified Credit Enhancement Amount                        26,461,709.26
       Yield Supplement Overcollateralization Amount             113,572,139.50
       Target Level of Overcollateralization                     123,533,813.69

       V. RECONCILIATION OF RESERVE ACCOUNT
       Beginning Reserve Account Balance                    $     16,500,035.07
       Specified Reserve Account Balance                          16,500,035.07
            Reserve Release Amount                                         0.00
       Reserve Account Draws                                               0.00
            Interim Reserve Account Balance                       16,500,035.07
       Reserve Account Deposits Made                                       0.00
       Ending Reserve Account Balance                             16,500,035.07
       Change in Reserve Account Balance                                   0.00

       VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
       Liquidated Contracts:
            Liquidation Proceeds                            $        531,784.74
            Recoveries from Prior Month Charge-Offs                    3,019.38
       Total Losses for Collection Period                          1,282,038.98
       Charge-off Rate for Collection Period (annualized)                  0.33%
       Cumulative Net Losses for all Periods                       1,931,984.61
       Delinquent Receivables:
            31-60 Days Delinquent                           $     12,796,483.09
            61-90 Days Delinquent                                  1,229,776.92
            91-120 Days Delinquent                                   265,518.59
            Over 120 Days Delinquent                                 100,653.38
       Repossesion Inventory                                $      1,700,000.02

       Ratio of Net Losses to the Average Pool Balance:
            Second Preceding Collection Period                           0.1054%
            Preceding Collection Period                                  0.2130%
            Current Collection Period                                    0.3324%






            Three Month Average                                          0.2169%
       Ratio of 60+ Delinquent Contracts to Outstanding Receivables
            Second Preceding Collection Period                           0.0334%
            Preceding Collection Period                                  0.0432%
            Current Collection Period                                    0.0533%
            Three Month Average                                          0.0433%